FOURTH AMENDED AND RESTATED BYLAWS

OF

TRICO MARINE SERVICES, INC.

A Delaware Corporation

Date of Adoption:  April 9, 2007

TRICO MARINE SERVICES, INC.

FOURTH AMENDED AND RESTATED BYLAWS

Table of Contents

Article I
Offices

Section 1.

Registered Office

2

Section 2.

Other Offices

2

Article II
Stockholders

Section 1.

Place of Meetings

2

Section 2.

Quorum; Adjournment of Meetings

2

Section 3.

Annual Meetings

2

Section 4.

Special Meetings

2

Section 5.

Record Date

2

Section 6.

Notice of Meetings

2

Section 7.

Nomination of Directors

2

Section 8.

Business to be Brought Before a Meeting of Stockholders

2

Section 9.

Stockholders’ List

2

Section 10.

Proxies

2

Section 11.

Voting; Elections; Inspectors

2

Section 12.

Conduct of Meetings

2

Section 13.

Treasury Stock

2

Article III
Board of Directors

Section 1.

Power; Term of Office

2

Section 2.

Quorum

2

Section 3.

Place of Meetings; Order of Business

2

Section 4.

First Meeting

2

Section 5.

Regular Meetings

2

Section 6.

Special Meetings

2

Section 7.

Removal

2

Section 8.

Vacancies; Increases in the Number of Directors

2

Section 9.

Compensation

2

Section 10.

Action Without a Meeting; Telephone Conference Meeting

2

Section 11.

Chairman

2

Section 12.

Duties of the Chairman

2

Article IV
Committees

Section 1.

Committees.

2

Section 2.

Procedure; Meetings; Quorum

2

Section 3.

Substitution and Removal of Members; Vacancies

2

Article V
Officers

Section 1.

Number, Titles and Term of Office

2

Section 2.

Delegation

2

Section 3.

Salaries

2

Section 4.

Removal

2

Section 5.

Vacancies

2

i

Section 6.

Powers and Duties of the Chief Executive Officer

2

Section 7.

Powers and Duties of the President

2

Section 8.

Vice Presidents

2

Section 9.

Treasurer

2

Section 10.

Assistant Treasurers

2

Section 11.

Secretary

2

Section 12.

Assistant Secretaries

2

Section 13.

Action with Respect to Securities of Other Corporations

2

Article VI
Indemnification of Directors,
Officers, Employees and Agents

Section 1.

Indemnification of Officers and Directors

2

Section 2.

Indemnification of Employees and Agents

2

Section 3.

Nonexclusivity of Rights

2

Section 4.

Insurance

2

Section 5.

Savings Clause

2

Section 6.

Definitions

2

Article VII
Capital Stock

Section 1.

Certificates of Stock

2

Section 2.

Transfer of Shares

2

Section 3.

Ownership of Shares

2

Section 4.

Regulations Regarding Certificates

2

Section 5.

Lost or Destroyed Certificates

2

Article VIII
Miscellaneous Provisions

Section 1.

Fiscal Year

2

Section 2.

Corporate Seal

2

Section 3.

Notice and Waiver of Notice

2

Section 4.

Resignations

2

Section 5.

Facsimile Signatures

2

Section 6.

Reliance upon Books, Reports and Records

2

Article IX
Amendments

ii

FOURTH AMENDED AND RESTATED BYLAWS

OF

TRICO MARINE SERVICES, INC.

Article I
Offices

Section 1.

Registered Office

.  The registered office of Trico Marine Services, Inc. (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware shall be the registered office named in the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.  Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

Section 2.

Other Offices

.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II
Stockholders

Section 1.

Place of Meetings

.  All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.

Quorum; Adjournment of Meetings

.  Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and the act of a majority of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the meeting of stockholders.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

When a meeting of stockholders is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.

Annual Meetings

.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

Section 4.

Special Meetings

.  Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the CEO, or by a majority of the Board of Directors, and shall be called by the Secretary within fifteen (15) days of receipt of a request from any three or more holders of record of the stock of the Corporation entitled to vote at such meeting, each such holder being unaffiliated with the other and holding at least 1% of such stock, and collectively holding at least 30% of such stock in the aggregate, which request shall state the business proposed to be transacted at the special meeting.  In addition, in the event the Corporation receives a Qualified Offer, as defined in the Rights Agreement dated as of April 9, 2007 between the Corporation and Mellon Investor Services LLC (the “Rights Agreement”), holders of record of at least 10% of the shares of Common Stock of the Corporation then outstanding may, to the extent permitted by, and pursuant to and in compliance with Section 25 of the Rights Agreement, demand that a special meeting of stockholders be called in accordance with Section 25 for the sole purpose of voting on whether to exempt such Qualified Offer from the application of the Rights Agreement.  Any special meeting called pursuant to this Article II, Section 4 shall take place at such time and at such place as may be stated in the notice of the meeting delivered pursuant to Article II, Section 6 below.  Business transacted at a special meeting shall be confined to the purpose(s) stated in such notice.”

Section 5.

Record Date

.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof,  or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (l0) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the third business day next preceding the day on which notice is given.  If the Board of Directors does not fix the record date for determining stockholders for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If the Board of Directors does not fix the record date, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the state of incorporation of the Corporation, at its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery  made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 6.

Notice of Meetings

.  Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be provided to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting, which shall be set forth in the notice.  Such notice may be delivered either personally or by mail.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.  All meetings of the stockholders shall be held at the office of the Corporation in the City of Houston, Harris County, State of Texas or any other location within the United States as the Board of Directors may fix.

Section 7.

Nomination of Directors

.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as otherwise provided in Section 8 of Article III of these bylaws or in Section 4 of Article Five of the Certificate of Incorporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 7 of Article II, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 7 of Article II.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, 30 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders of the Corporation, and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.  Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by the stockholder.  At the request of any officer of the Corporation, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

In the event that a person is validly designated as nominee to the Board and shall hereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section 7 of Article II, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 7 of Article II.

Section 8.

Business to be Brought Before a Meeting of Stockholders

.  To be properly brought before a meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 8 of Article II, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 8 of Article II.  In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, (i) in the case of an annual meeting, not less than 120 days prior to the anniversary date of the proxy statement for the preceding annual meeting of stockholders of the Corporation if such stockholder wishes to have its proposal included in the Company’s proxy statement for such meeting, or not less than 30 days prior to the anniversary date of the proxy statement for the preceding annual meeting of stockholders of the Corporation otherwise and (ii) in the case of any other meeting, not less than 90 nor more than 120 days before the date of the meeting if such stockholder wishes to have its proposal included in the Company’s proxy statement for such meeting, or not less than 30 days prior to the date of the meeting otherwise.  A stockholder's notice to the Secretary shall set forth as to each matter (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Corporation which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.

Section 9.

Stockholders’ List

.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 10.

Proxies

.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.  Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting.  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 11.

Voting; Elections; Inspectors

.  Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting.  Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine.  Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken.  Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  All elections of directors shall be by ballot, unless otherwise provided in the Certificate of Incorporation.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof.  The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Section 12.

Conduct of Meetings

(a)

. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the President, or if neither the Chairman of the Board (if any), nor President is present, by a chairman elected at the meeting.  The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 13.

Treasury Stock

.  The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.  No other corporation of which the Corporation owns a majority of the shares entitled to vote in the election of directors of such other corporation shall vote, directly or indirectly, shares of the Corporation’s stock owned by such other corporation, and such shares shall not be counted for quorum purposes.  Nothing in this Section 13 of Article II shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Article III
Board of Directors

Section 1.

Power; Term of Office

.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, the Board of Directors may exercise all the powers of the Corporation.  Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.

Section 2.

Quorum

.  Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.

Place of Meetings; Order of Business

.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution.  At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board of Directors.

Section 4.

First Meeting

.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders.  Notice of such meeting shall not be required.  At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

Section 5.

Regular Meetings

.  Regular meetings of the Board of Directors shall be held at such times and places as shall be designated  by resolution of the Board of Directors.  Notice of such regular meetings shall not be required.

Section 6.

Special Meetings

.  Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer or, on the written request of at least three directors, by the Secretary, in each case on at least twenty-four (24) hours’ personal, written, telegraphic, cable, wireless or electronic notice to each director.  Such  notice, or any waiver thereof pursuant to this Section 6 of Article III, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws.  Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing or by electronic transmission.

Section 7.

Removal

.  Any director or the entire Board of Directors may be removed, (a) with cause by the affirmative vote of the holders of at least a majority of the then outstanding shares of capital stock entitled to vote at an election of directors or (b) without cause by the affirmative vote of the holders of at least two-thirds of the then outstanding shares of capital stock entitled to vote at an election of directors.

Section 8.

Vacancies; Increases in the Number of Directors

.  Newly created directorships resulting from an increase in the size of the Board of Directors and any vacancy occurring on the Board of Directors as a result of the removal of a director shall be filled by vote of the stockholders.  Vacancies occurring on the Board of Directors for any other reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors.  A person so elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class of directors in which such vacancy occurred is held, and until his or her successor shall have been duly elected and qualified.

Section 9.

Compensation

.  Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 10.

Action Without a Meeting; Telephone Conference Meeting

.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11.

Chairman

.  The Board of Directors may elect one of its members to serve as Chairman.

Section 12.

Duties of the Chairman

.  If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Article IV
Committees

Section 1.

Committees.

  The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which may consider various matters and make recommendations to the Board of Directors; provided, however, that the Board of Directors may, by resolution adopted by a majority of the total number of directors then in office, designate one or more committees and delegate to each such committee the powers of the Board of Directors:  (i) to the extent required by applicable law or the rules and regulations of the NASDAQ Stock Market or any national securities exchange on which the Corporation’s securities may be listed; (ii) to consider potential litigation against any director; or (iii) to permit application of the business judgment rule if a decision by the Board of Directors is challenged or to shift the burden of proving the unfairness of a transaction approved by the Board of Directors to a plaintiff in litigation.  Except as otherwise expressly authorized in the immediately preceding sentence of this Section 1 of Article IV, the Board of Directors shall not delegate any authority to any committee.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee designated by the Board of Directors shall be formed and function in compliance with applicable law and the rules and regulations of the NASDAQ Stock Market or any national securities exchange on which any securities of the Corporation are listed.

Section 2.

Procedure; Meetings; Quorum

.  Any committee designated pursuant to this Article IV shall keep regular minutes of its meetings in a book provided for that purpose if the minutes are maintained in paper form and shall keep regular minutes in an electronic file if the minutes are maintained in electronic form and report the same to the Board of Directors at its meeting next succeeding such meeting, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors.  Should a committee fail to fix its own rules, the provisions of these bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as practicable.  At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 3 of this Article IV, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 3.

Substitution and Removal of Members; Vacancies

.  The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors who has been designated as an alternate member of that committee to act at the meeting in the place of the absent or disqualified member.  The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

Article V
Officers

Section 1.

Number, Titles and Term of Office

.  The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint.  Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise.

Section 2.

Delegation

.  For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such officer to any other person.  Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

Section 3.

Salaries

.  The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 4.

Removal

.  Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors,  but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.

Vacancies

.  Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 6.

Powers and Duties of the Chief Executive Officer

.  The Chief Executive Officer, subject to the control of the Board of Directors, shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such position; he may execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 7.

Powers and Duties of the President

.  The President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 8.

Vice Presidents

.  In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act.  The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.

Treasurer

.  The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.  He shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of

Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 10.

Assistant Treasurers

.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.  The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

Section 11.

Secretary

.  The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 12.

Assistant Secretaries

.  Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.  The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

Section 13.

Action with Respect to Securities of Other Corporations

.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the President, together with the Secretary, or any Assistant Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Article VI
Indemnification of Directors,
Officers, Employees and Agents

Section 1.

Indemnification of Officers and Directors

.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

Section 2.

Indemnification of Employees and Agents

.  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation) by reason of the fact that the person is or was an employee (other than an officer) or agent of the Corporation, or, while serving as an employee (other than an officer) or agent of the Corporation,  is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent (i) authorized by the DGCL  as from time to time in effect, and (ii) authorized in the sole discretion of  the Board of Directors.  The Corporation may, to the extent authorized by the DGCL and authorized in the sole discretion of the Board of Directors, pay expenses (including attorneys’ fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Board of Directors determines in its sole discretion.  The provisions of this Section 2 of Article VI shall not constitute a contract right for any such employee or agent.

Section 3.

Nonexclusivity of Rights

.  The rights and authority conferred in  this Article VI shall not be exclusive of any other right which any person seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  Neither the amendment or repeal of this Article VI or any of the Sections thereof nor the adoption of any provision of the Certificate of Incorporation or these bylaws or of any statute inconsistent with this Article VI or any of the Sections thereof shall eliminate or reduce the effect of this Article VI or any of the Sections thereof in respect of any acts or omissions occurring prior to such amendment, repeal or adoption or an inconsistent provision.

Section 4.

Insurance

.  The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 5.

Savings Clause

.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.

Definitions

.  For purposes of this Article VI, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Article VII
Capital Stock

Section 1.

Certificates of Stock

.  The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors.  The Chief Executive Officer, President or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chief Executive Officer, President or a Vice

President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile.  The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

Section 2.

Transfer of Shares

.  The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares.  Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.

Ownership of Shares

.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.

Regulations Regarding Certificates

.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5.

Lost or Destroyed Certificates

.  The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

Article VIII
Miscellaneous Provisions

Section 1.

Fiscal Year

.  The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 2.

Corporate Seal

.  The Board of Directors may provide a suitable seal containing the name of the Corporation.  The Secretary shall have charge of the seal (if any).  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 3.

Notice and Waiver of Notice

.  Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

Section 4.

Resignations

.  Any director, member of a committee or officer may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5.

Facsimile Signatures

.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 6.

Reliance upon Books, Reports and Records

.  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Article IX
Amendments

The Board of Directors shall have the power to adopt, amend and repeal from time to time the bylaws of the Corporation.  The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, notwithstanding any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of the capital stock of the Corporation, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.

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